                              LTC PROPERTIES, INC.

                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-2444) and in the Registration Statement (Form S-8 No. 33-85252) of LTC Properties, Inc. of our report dated January 13, 1997, except Note 10, as to which the date is February 1, 1997, with respect to the consolidated financial statements and schedules of LTC Properties, Inc., as amended, included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996.


                                                        /s/ ERNST & YOUNG LLP



Los Angeles, California
February 11, 1997